                                    Exhibit C


Set forth below is the name, citizenship, address, position and present principal occupation of each of the directors and executive officers of Zatpack, Inc., an international business company organized under the laws of the British Virgin Islands ("Zatpack"). The address of the principal business and principal office of Zatpack is 2550 El Presidio Street, Long Beach, California 90810.


Name                       Citizenship           Residence                         Position with          Present
----                       -----------           ---------                         -------------          -------
                                                 or Business                       Hauser, Inc.           Occupation
                                                 -----------                       ------------           ----------
                                                 Address
                                                 -------

Peter Zuellig              Switzerland           The Zuellig Group                 None                   CEO of InterPacific
                                                 910-914 Jardine House                                    Corporation
                                                 1 Connaught Place
                                                 Central
                                                 Hong Kong

Harvey L. Sperry           United States         c/o Willkie Farr & Gallagher      Director               Retired
                           787 Seventh Avenue
                           New York, NY 10023

David Zuellig              Switzerland           The Zuellig Group                 None                   Managing Director
                                                 910-914 Jardine House                                    of Zuellig Group
                                                 1 Connaught Place                                        Insurance
                                                 Central
                                                 Hong Kong

Daniel Zuellig             Switzerland           The Zuellig Group                 None                   Managing Director
                                                 910-914 Jardine House                                    of The Zuellig
                                                 1 Connaught Place                                        Group Thailand
                                                 Central
                                                 Hong Kong

Thomas Zuellig             Switzerland           The Zuellig Group                 None                   CEO of the Feed
                                                 910-914 Jardine House                                    and Flour Division
                                                 1 Connaught Place                                        of The Zuellig
                                                 Central                                                  Group
                                                 Hong Kong